Exhibit 99.1

ZELTIQ ANNOUNCES FIRST QUARTER 2015 FINANCIAL RESULTS

66% Year over Year Revenue Growth to $51.6 million

Increases Full Year 2015 Revenue & Profitability Guidance

Launches New CoolSmooth PRO™ Applicator

Establishes CoolSculpting® University East Coast Training Center

•	First quarter 2015 Adjusted EBITDA margin of 5.8% versus 15.0% loss in Q1 2014

•	First quarter GAAP net loss of $2.1 million, or ($0.06) per share, compared to GAAP net loss of $7.3 million, or ($0.20) per share in Q1 2014

•	Shipped 347 systems in Q1 2015 compared to 179 systems in Q1 2014, bringing total system installed base to 3,523 systems

•	207,287 revenue cycles shipped in Q1 2015, up 64% compared to Q1 2014

PLEASANTON, CA (May 5, 2015) – ZELTIQ®, (Nasdaq: ZLTQ) a medical technology company focused on developing and commercializing products utilizing its proprietary controlled-cooling technology platform, today announced financial results for the first quarter 2015.

Mark Foley, President and Chief Executive Officer, said, “We began the year with another strong quarter of execution on our strategic initiatives and maintaining our position as the market leader in the growing non-invasive fat reduction market. We delivered exceptional revenue growth in the first quarter with a 66% year-over-year increase, driven by very strong system placements, a record quarter for revenue cycles shipped and the strongest contribution from our international business to date. Further penetration into key international markets is a significant driver for our global expansion strategy and I am pleased with our early success. With the impressive results we continue to deliver both domestically and across our international markets, we are raising our full year 2015 revenue guidance to the range of $235 million to $238 million which includes an approximate $2 million negative impact related to currency headwinds.”

Mr. Foley continued, “During the first quarter, we began to leverage the innovation of our controlled cooling technology through our R&D efforts, further establishing our leadership position in the market. In January, we launched our next generation CoolSmooth PRO™ applicator which incorporates use of our recent FDA clearance for treatments at colder temperatures. This enhanced version of our original CoolSmooth™ applicator will have reduced treatment and set-up times that should create a better overall patient experience. Early demand since its launch has been tremendous with nearly 1,000 already pre-sold prior to commencement of shipping last week. We expect to expand the innovative R&D work done on colder temperatures across other applicators as we move into 2016. The much anticipated launch of our CoolMini™ applicator for smaller fat pockets and the submental area, or chin fat, remains on track for a fourth quarter 2015 clearance with enrollment fully complete and final follow-ups finishing up in the next two weeks.”

Mr. Foley concluded, “Finally, we held the grand opening of our CoolSculpting University East Coast Training Center which was overwhelmingly successful and generated outstanding physician customer feedback. We received the following feedback from Susan Hughes, M.D., of Cherry Hill, New Jersey, ‘This course blew me away. As a cosmetic surgical M.D., I was very skeptical about really needing to attend this course and giving up 2 days of my practice during the week. I got tired of my staff who previously attended knowing more than I did. After attending this great training course, I now understand Treatment to Transformation very well. The marketing and commitment of ZELTIQ to help promote this technology is commendable and appreciated. I’m upset that I didn’t come sooner!’. We are very pleased with the positive impact CoolSculpting University is having on our customers and our CoolSculpting business and expect this dual-coast approach to further drive improved outcomes and increase practice revenues.”

First Quarter 2015 Financial Review

Total revenue for the first quarter 2015 was $51.6 million, consisting of $26.2 million of system revenue and $25.4 million of consumable revenue. This compares to total revenue of $31.0 million, consisting of $14.5 million of system revenue and $16.5 million of consumable revenue for the first quarter 2014. Total revenue cycles shipped increased 64% to 207,287 for the first quarter 2015, compared to 126,059 for the first quarter 2014.

Gross profit was $37.2 million, or 72% of revenue, for the first quarter 2015, compared to gross profit of $22.0 million, or 71% of revenue, for the first quarter 2014. Operating expenses for the first quarter 2015 were $38.9 million, compared to $29.2 million for the first quarter 2014.

Loss from operations for the first quarter 2015 was $1.7 million, compared to a loss from operations of $7.2 million for the first quarter 2014. Net loss for the first quarter 2015 was $2.1 million, or $0.06 per share, compared to a net loss of $7.3 million for the first quarter 2014, or $0.20 per share. Weighted average basic shares outstanding was 38.4 million for the first quarter 2015, compared to weighted average basic shares outstanding of 37.2 million for the first quarter 2014.

On a non-GAAP basis, ZELTIQ reported Adjusted EBITDA of positive $3.0 million, or 5.8% of revenue, for the first quarter 2015, compared to negative $4.7 million, or -15.0% of revenue, for the first quarter 2014.

Cash and cash equivalents, short-term investments, and long-term investments were $44.3 million as of March 31, 2015 compared to $41.2 million as of March 31, 2014, and $49.7 million as of December 31, 2014.

Revised Full Year 2015 Financial Guidance

ZELTIQ is updating its previously stated financial guidance for the full year 2015, provided on its fourth quarter 2014 earnings conference call

•	Revenue guidance in the range of $235 million to $238 million which includes approximately $2 million of currency headwinds; up from prior guidance of $230 million to $235 million

•	Consumable revenue of approximately 50% of total revenue; unchanged from prior guidance

•	Gross profit margin of approximately 71% of total revenue; unchanged from prior guidance

•	Operating expenses of approximately 70% of total revenue; down from prior guidance of 70% to 71%

•	Stock-based compensation, depreciation, and amortization expense of approximately 7% of total revenue; unchanged from prior guidance

•	Adjusted EBITDA margin of approximately 8% of total revenue; up from prior guidance of 7% to 8%

Additional information regarding ZELTIQ’s results and guidance can be found in ZELTIQ’s Supplemental Financial and Operational Information schedule by CLICKING HERE or by visiting the Investor Relations section of ZELTIQ’s website at www.zeltiq.com.

Use of Non-GAAP Financial Measures

ZELTIQ has supplemented its GAAP net income (loss) with a non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of ZELTIQ, and provides an additional meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of non-GAAP Adjusted EBITDA to GAAP net income (loss) in the most directly comparable GAAP measure is provided in the schedule below.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the ZELTIQ’s consolidated financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measure provided in the schedule below.

Conference Call

ZELTIQ will hold a conference call today at 1:30 p.m. PT / 4:30 p.m. ET to discuss the results. The dial-in numbers are (877) 280-7291 for domestic callers and (707) 287-9361 for international callers. A live webcast of the conference call will be available online from the investor relations page of ZELTIQ’s corporate website at www.coolsculpting.com.

A replay of the webcast will remain available on ZELTIQ’s website, www.coolsculpting.com, until ZELTIQ releases its first quarter 2015 financial results. In addition, a telephonic replay of the call will be available until May 12, 2015. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the replay conference ID number 23684951.

About ZELTIQ® Aesthetics

ZELTIQ is a medical technology company focused on developing and commercializing products utilizing its proprietary controlled-cooling technology platform. ZELTIQ’s first commercial product, the CoolSculpting® System, is designed to selectively reduce stubborn fat bulges. CoolSculpting is based on the scientific principle that fat cells are more sensitive to cold than the overlying skin and surrounding tissues. It utilizes patented technology of precisely controlled cooling to reduce the temperature of fat cells in the treated area, which is intended to cause fat cell elimination through a natural biological process known as apoptosis. ZELTIQ developed CoolSculpting to safely, noticeably, and measurably reduce the fat layer.

Forward-Looking Statements

The statements made in this press release regarding ZELTIQ’s belief that FDA clearance to perform CoolSculpting procedures at colder temperatures will enhance efficacy, significantly reduce treatment and set-up times and should create a better overall patient experience, its expectations to leverage the innovative R&D work done on colder temperatures across other applicators as it moves into 2016, the timing of the launch of the CoolMini™ applicator, its expectations that its dual-coast approach will further drive improved outcomes and increase practice revenues, and its financial projections for 2015 and the statements under the caption “Full Year 2015 Financial Guidance,” are forward-looking statements. The words “continue,” “will”, “expect”, “should”, “on track”, “guidance” and similar words that denote future events or results identify these forward-looking statements. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond ZELTIQ’s control and that could materially affect ZELTIQ’s actual business operations and financial performance and condition. Factors that could cause actual results to differ from those contemplated by these forward-looking statements include, but are not limited to: less than anticipated growth in the number of physicians electing to purchase CoolSculpting Systems; patient demand for CoolSculpting procedures may be lower than ZELTIQ expects; product or procedure announcements by competitors may decrease demand for CoolSculpting procedures; ZELTIQ may incorrectly estimate or control its future expenditures; ZELTIQ’s sales and marketing plans may fail to increase sales as ZELTIQ expects; technical difficulties may arise in the completion of development of CoolMini™; patients or physicians may not view the benefits of CoolSculpting procedures at colder temperatures to be the same as ZELTIQ does; as well as those other risks and uncertainties set forth in ZELTIQ’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 10, 2014. These forward-looking statements speak only as of the date of this press release. ZELTIQ expressly disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or otherwise.

CONTACTS:

Investor Relations:

Patrick F. Williams

ZELTIQ, Senior Vice President and CFO

925-474-2500

Nick Laudico

The Ruth Group

646-536-7030

nlaudico@theruthgroup.com

ZELTIQ Aesthetics, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$25,057	$28,649
Short-term investments	15,822	16,286
Accounts receivable, net	24,525	21,472
Inventory	17,353	15,536
Prepaid expenses and other current assets	7,384	7,060

Total current assets	90,141	89,003
Long-term investments	3,411	4,805
Restricted cash	546	560
Property and equipment, net	3,608	3,724
Intangible asset, net	5,605	5,780
Other assets	68	33

Total assets	$103,379	$103,905

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,297	$5,824
Accrued liabilities	20,224	21,450
Deferred revenue	5,674	5,069
Current portion of capital lease obligations	121	120

Total current liabilities	33,316	32,463
Long-term deferred revenue	472	622
Long-term capital lease obligations, less current portion	232	262
Other non-current liabilities	385	39

Total liabilities	$34,405	$33,386

STOCKHOLDERS’ EQUITY:
Total stockholders’ equity	68,974	70,519

Total liabilities and stockholders’ equity	$103,379	$103,905

ZELTIQ Aesthetics, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue	$51,558	$30,975
Cost of revenue	14,378	9,016

Gross profit	37,180	21,959

Operating expenses:
Research and development	6,080	4,270
Sales and marketing	24,406	20,187
General and administrative	8,388	4,713

Total operating expenses	38,874	29,170

Income (loss) from operations	(1,694)	(7,211)
Interest income (expense), net	13	19
Other income (expense), net	(420)	(66)

Income (loss) before income taxes	(2,101)	(7,258)
Income tax expense	28	79

Net income (loss)	(2,129)	(7,337)

Net income (loss) per share, basic	$(0.06)	$(0.20)

Weighted average shares of common stock outstanding used in computing net income (loss) per share, basic	38,383,022	37,215,697

Net income (loss) per share, diluted	$(0.06)	$(0.20)

Weighted average shares of common stock outstanding used in computing net income (loss) per share, diluted	38,383,022	37,215,697

ZELTIQ Aesthetics, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(2,129)	$(7,337)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	513	455
Stock-based compensation	4,150	2,105
Deferred income taxes	—	30
Amortization (accretion) of investment premium (discount), net	22	67
Provision for (recovery of) doubtful accounts receivable	123	—
Provision for excess and obsolete inventory	128	105
Loss on disposal and write-off of property and equipment	—	17
Changes in operating assets and liabilities:
Accounts receivable	(3,359)	(2,088)
Inventory	(2,100)	(6,291)
Prepaid expenses and other assets	(391)	570
Deferred revenue, net of deferred costs	503	853
Accounts payable, accrued and other non-current liabilities	710	(829)

Net cash provided by (used in) operating activities	(1,830)	(12,343)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of investments	(4,070)	(2,249)
Proceeds from sale of investments	—	1,000
Proceeds from maturity of investments	5,911	4,791
Purchase of property and equipment	(285)	(559)
Change in restricted cash	—	(1)

Net cash provided by (used in) investing activities	1,556	2,982

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital leases	(29)	—
Proceeds from issuance of common stock upon exercise of stock options	1,346	640
Tax payments related to shares withheld for vested restricted stock units	(4,345)	(2,546)
Tax effect of employee stock plans	16	—

Net cash provided by (used in) financing activities	(3,012)	(1,906)

Effect of exchange rate changes on cash and cash equivalents	(306)	15

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,592)	(11,252)
CASH AND CASH EQUIVALENTS—Beginning of period	28,649	25,798

CASH AND CASH EQUIVALENTS—End of period	$25,057	$14,546

ZELTIQ Aesthetics, Inc.

Reconciliation of Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation,

Amortization and Stock-Based Compensation (Adjusted EBITDA)

(In thousands, except for percentages)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Dollars
Net income (loss), as reported	$(2,129)	$(7,337)

Adjustments to net income (loss):
Interest income (expense) and other income (expense), net	407	47
Income tax expense	28	79
Depreciation and amortization	513	455
Stock-based compensation expense	4,150	2,105

Total adjustments to net income (loss)	5,098	2,686

Adjusted EBITDA	$2,969	$(4,651)

	Three Months Ended March 31,
	2015	2014
As a Percentage of Revenue
Net income (loss), as reported	-4.1%	-23.7%

Adjustments to net income (loss):
Interest income (expense) and other income (expense), net	0.8%	0.2%
Income tax expense	0.1%	0.3%
Depreciation and amortization	1.0%	1.4%
Stock-based compensation expense	8.0%	6.8%

Total adjustments to net income (loss)	9.9%	8.7%

Adjusted EBITDA Margin	5.8%	-15.0%